As filed with the Securities and Exchange Commission on May 14, 2008

Registration No. 333-63350

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEXTERA ENTERPRISES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	95-4700410
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

14320 Arminta Street Panorama City, California 91402
(Address of Principal Executive Offices)

The Nextera Enterprises, Inc. International Employee Stock Purchase Plan

The Amended and Restated 1998 Equity Participation Plan of Nextera Enterprises, Inc.
(Full Title of the Plan)

Joseph J. Millin

President, Chief Executive Officer and Director

Nextera Enterprises, Inc.

14320 Arminta Street

Panorama City, California 91402

(Name and Address of Agent for Service)

(819) 902-5537

(Telephone Number, Including Area Code, of Agent for Service)

With a Copy to:

Howard L. Armstrong, Esq.

Ann C. Buckingham, Esq.

Latham & Watkins LLP

600 West Broadway, Suite 1800

San Diego, California 92101

(619) 236-1234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 is being filed in order to deregister all securities remaining unsold under the Registration Statement on Form S-8 (File No. 333-63350), which was filed with the Securities and Exchange Commission on June 19, 2001 (the “Registration Statement”) by Nextera Enterprises, Inc. (the “Company”), with respect to an aggregate of 7,500,000 shares of the Company’s common stock reserved for issuance under the following plans:

•                  The Nextera Enterprises, Inc. International Employee Stock Purchase Plan; and

•                  The Amended and Restated 1998 Equity Participation Plan of Nextera Enterprises, Inc.

The Company hereby removes and withdraws from registration all securities registered pursuant to this Registration Statement which remain unissued.

As of January 1, 2008, the Company had fewer than 300 shareholders of record.  As a result, shortly after the filing of this Post-Effective Amendment No. 1 to Registration Statement on Form S-8, the Company intends to file a Form 15 to deregister its common stock under Sections 12(g) and 15(d) of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Panorama City, State of California, on May 14, 2008.

NEXTERA ENTERPRISES, INC.

By:	/s/ JOSEPH J. MILLIN
	Name:	Joseph J. Millin
	Title:	President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOSEPH J. MILLIN		May 14, 2008
Joseph J. Millin	President and Director
(Principal Executive Officer)

/s/ ANTONIO RODRIQUEZ		May 14, 2008
Antonio Rodriquez	Chief Financial Officer
(Principal Financial Officer and Principal)
Accounting Officer)

/s/ RICHARD V. SANDLER		May 14, 2008
Richard V. Sandler	Chairman of the Board of Directors

/s/ SCOTT J. WEISS		May 14, 2008
Scott J. Weiss	Director

/s/ RALPH FINERMAN		May 14, 2008
Ralph Finerman	Director

/s/ ALAN B. LEVINE		May 14, 2008
Alan B. Levine	Director

/s/ STANLEY E. MARON		May 14, 2008
Stanley E. Maron	Director